Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2018 (except for Note 6, as to which the date is May 11, 2018) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-224914) and related Prospectus of MeiraGTx Holdings plc for the registration of its ordinary shares.

/s/ Ernst & Young LLP

Stamford, Connecticut

June 1, 2018